Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated February 28, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Ikanos Communications, Inc.’s Annual Report on Form 10-K for the year ended December 29, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

November 12, 2014